SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 11, 2002

THE FOUR SEASONS FUND II L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	0-21286 (Commission File Number)	54-1640874 (IRS Employer Identification No.)

c/o JAMES RIVER MANAGEMENT CORP. 103 Sabot Park Manakin-Sabot, Virginia (Address of Principal Executive Offices)	23103 (Zip Code)

(Registrant’s telephone number, including area code): (804) 578-4500 Attention: Mr. Paul Saunders

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant.

Arthur Andersen LLP (“Andersen”), the former accountant of The Four Seasons Fund II L.P. (the “Fund”), is no longer the accountant of the Fund due to its constructive resignation as of November 11, 2002. Effective November 21, 2002, James River Management Corp., the general partner (“General Partner”) of the Fund, has engaged Ernst & Young LLP as the Fund’s principal accountant.

The reports of Andersen on the Fund’s financial statements for each of the two past fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope, or accounting principles.

During the Fund’s two most recent fiscal years and during the period from the end of the most recently completed fiscal year through the date of this Form 8-K, neither the Fund nor its General Partner has had any disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Andersen, would have caused them to make reference to the subject matter thereof in their report on the financial statements of the Fund for such periods. There were no other reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

The General Partner, on behalf of the Fund, was not able to obtain, after reasonable efforts, a letter from Andersen addressed to the Commission stating whether it agreed with the above statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE FOUR SEASONS FUND II L.P.
(Registrant)

By:    JAMES RIVER MANAGEMENT CORP.
(General Partner)

December 30, 2002

By:    /s/  EDWARD M. JASINSKI
EDWARD M. JASINSKI
Director of Fund Administration

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